UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 25, 2007 (June 20, 2007)
Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-804	13-1885030

(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166

(Address of Principal Executive Offices)	(Zip Code)
(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
     On June 20, 2007, Sequa Corporation (the “Company”) entered into an Amendment and Restatement Agreement Relating to the Facilities Agreement dated December 21, 2005 (the “Amended Facilities Agreement”), by and among the Company as Obligor’s Agent (as defined in the Facility Agreement), Warwick International Group Limited, Chromalloy United Kingdom Limited, Chromalloy Holland B.V., Sequa Limited, Chromalloy Metal Tectonics Limited, Chromalloy Gas Turbine Europa B.V., Chromalloy (Thailand) Limited, Chromalloy Holdings (Thailand) Limited, each of which are wholly-owned, indirect subsidiaries of the Company, and HSBC Bank plc.
     The Amended Facilities Agreement (i) reduces the total amount of available funds for borrowing from $185,000,000 to $93,600,000, consisting of a $48,600,000 multicurrency term loan and a $45,000,000 multicurrency revolving letter of credit facility and (ii) appoints HSBC Bank plc as the arranger, original fronting bank, agent, security agent and original lender. In addition, the Company provides a guaranty to the obligations of the borrowers.
     The Agreement will continue to be secured by up to £19,900,000 of the assets of Sequa’s Specialty Chemical segment as well as all of the assets of certain foreign operations of Sequa’s Aerospace segment. The Agreement continues to be subject to certain financial covenants relating to the participating subsidiaries, including, as defined by the terms of the Agreement, ratios of Net Borrowings to EBITDA; EBITDA to Interest Expense; Cash Flow to Senior Debt Service and Cash Flow to Total Debt Service. Operating restrictions include, with specified allowed maximums as defined in the Agreement, amounts to be expended on mergers and acquisitions, investments in joint ventures, inter company loans; capital lease obligations and guarantees.
     The foregoing description of the Amended Facilities Agreement is qualified in its entirety by reference to the Amended Facilities Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
     10.1 Amendment and Restatement Agreement Relating to the Facilities Agreement dated December 21, 2005, by and among the Company as Obligor’s Agent (as defined in the Facility Agreement), Warwick International Group Limited, Chromalloy United Kingdom Limited, Chromalloy Holland B.V., Sequa Limited, Chromalloy Metal Tectonics Limited, Chromalloy Gas Turbine Europa B.V., Chromalloy (Thailand) Limited, Chromalloy Holdings (Thailand) Limited, each of which are wholly-owned, indirect subsidiaries of the Company, and HSBC Bank plc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUA CORPORATION
By:	/s/ Kenneth J. Binder
Name: Kenneth J. Binder
Title: Executive Vice President, Finance; Chief Financial Officer

Dated: June 25, 2007

3